EXHIBIT (H)(13)

NORTH TRACK FUNDS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth A. Watkins, Benjamin H. DeBerry and Victoria Nonhof, and each of them, with full power of substitution, as his or her true and lawful attorneys and agents, to execute in his or her name and on his or her behalf, in any and all capacities, North Track Funds, Inc.’s Registration Statement on Form N-1A (Registration Nos. 33-12 and 811-4401) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any amendments to such Registration Statement, together with any and all other instruments which such attorneys and agents, or either of them, deem necessary or advisable to enable North Track Funds, Inc. to comply with such Acts and the rules, regulations and requirements of the Securities and Exchange Commission and the securities or “Blue Sky” laws of any state or other jurisdiction, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all actions that such attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. Any of such attorneys and agents have, and may exercise, all of the powers conferred herein.

IN WITNESS WHEREOF, the undersigned director of North Track Funds, Inc. has hereunto set his or her hand as of this 12th day of February, 2009.

/s/ Cornelia Boyle
Cornelia Boyle

/s/ James G. DeJong
James G. DeJong

/s/ Brian J. Girvan
Brian J. Girvan

/s/ John J. Mulherin
John J. Mulherin

/s/ Marcia L. Wallace
Marcia L. Wallace